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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63485) pertaining to the 1997 Stock Incentive Plan of Opinion Research Corporation of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of Opinion Research Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 20, 2000